SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

                            U.S. Wireless Data, Inc.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (se forth the amount on which the filing fee is calculated and state how it was determined):

         4)    Proposed maximum aggregate value of transaction:
               ________________________________________________________________
         5)    Total fee paid:


[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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                             U.S. WIRELESS DATA, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To be Held February 6, 1998

     The Annual Meeting of Shareholders of U.S. Wireless Data, Inc., a Colorado corporation (the "Company"), will be held on February 6, 1998, at 2:00 p.m., Pacific Time, at 2200 Powell Street, 2nd Floor, Emeryville, California, for the following purposes:

         1.       To elect five directors to the Company's Board of Directors;

         2.       To  approve   amendments   to  the   Company's   Articles   of
                  Incorporation to increase the number of shares of authorized no par value Common Stock (the "Common Stock") to 40,000,000;

         3. To approve amendments to the Company's Articles of Incorporation to authorize up to 15,000,000 shares of no par value preferred stock (the "Preferred Stock"), up to 4,000,000 of which will then be immediately designated and issued as Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock");

         4. To approve an amendment to the Company's Amended 1992 Stock Option Plan (the "Plan") to increase the number of shares available for issuance upon exercise of options issuable under the Plan to 2,680,000 shares.

         5. To ratify the selection of Price Waterhouse LLP as the Company's Independent Accountants.

         6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
-------------

         All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on December 15, 1997 will be entitled to notice of and to vote at the meeting. The minutes of the last Annual Shareholders' Meeting and the Shareholders' list of their share eligibility to vote at the 1997 Annual Meeting will be open to inspection by the shareholders at the Company's principal office, 2200 Powell Street, Suite 450, Emeryville, California, for a period of 10 days prior to the Annual Meeting.

         Shares can only be voted at the meeting if the holder is present in person or represented by proxy. We urge you to date and sign the enclosed proxy and return it in the accompanying envelope promptly so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. We encourage you to do so even if you plan to attend the meeting in person. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors

                                          Robert E. Robichaud,
                                          Assistant Secretary
Emeryville, California
January 5, 1997
________________________________________________________________________________
                                   YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE
GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARATION FOR THE MEETING.
________________________________________________________________________________

                             U.S. WIRELESS DATA, INC.
                          2200 POWELL STREET, SUITE 450
                           EMERYVILLE, CALIFORNIA 94608


                                 PROXY STATEMENT


Solicitation, Exercise and Revocability of Proxy

     The enclosed proxy is solicited by the Board of Directors of U.S. Wireless Data, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on February 6, 1998, or at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 2:00 p.m., Pacific Time, at 2200 Powell Street 2nd Floor, Emeryville, California. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to the shareholders of the Company on or about January 5, 1998. The Company's principal executive offices are located at 2200 Powell Street, Suite 450, Emeryville, California 94608 and its telephone number at those offices is (510) 596-2025.

     A proxy is revocable at any time, before it is voted, by written notice to the Company, the giving of a subsequent proxy, or attending the meeting and voting in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not properly revoked before they are voted) will be voted as follows: (1) for the election of the six nominees to the Board of Directors named elsewhere herein; (2) for the amendment to the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock to 40,000,000; (3) for approval of the amendment to the Company's Articles of Incorporation to authorize the issuance of up to 15,000,000 shares of Preferred Stock; (4) for approval of the amendment to the Company's 1992 Stock Option Plan (the "Plan") to increase the number of shares available for issuance upon exercise of options issuable under the Plan to 2,680,000 shares; (5) for retention of Price Waterhouse LLP as the Company's Independent Accountants; and (6) in the discretion of the Board of Directors as to such other business as may properly come before the meeting. In the event a shareholder specifies a different choice on his or her proxy, his or her shares will be voted in accordance with the specifications so made.

Cost of Solicitation

         The cost of soliciting proxies will be borne by the Company.

Voting

     Only shareholders of record at the close of business on December 15, 1997 will be entitled to vote at the meeting. On that date there were 9,212,420 shares of the Common Stock issued and outstanding, entitled to one vote per share on all matters being submitted to shareholders at the meeting. Shareholders are not entitled to cumulate their votes in the election of directors, which means that the holders of more than half the shares voting for the election of directors can elect all the directors if they choose to do so. Approval of the amendments to the Company's Articles of Incorporation (Proposals 2 and 3) requires the affirmative vote of a majority of the shares of Common Stock outstanding on the record date. On all other matters, a favorable vote consists of a simple majority of the votes represented at a meeting at which a quorum is present. A quorum consists of a majority of the shares entitled to vote at the meeting. The Company believes that as of December 15, 1997, the approximate number of shareholders of record of its common stock was 2,557. This includes shares held in nominee or "street" accounts.

     The Board of Directors knows of only two shareholders who owned more than five percent of the outstanding voting securities of the Company as of the record date: John M. Liviakis and Robert B. Prag. See "Beneficial Ownership of Common Stock."

                    INFORMATION RELATING TO VARIOUS PROPOSALS

Information Concerning Directors

         At the time of the Annual Meeting, the Board of Directors will consist of six incumbent members who are seeking to be elected at the meeting to hold office until the next meeting of shareholders and until their successors are elected and qualified. The Company's Articles of Incorporation and Bylaws presently provide for a Board of no less than three and no more than nine directors.

     Evon A. Kelly, Rod L. Stambaugh, Richard S. Barton, Caesar Berger and Chester N. Winter, all of whom are incumbent directors, have been nominated by the Board of Directors for election as directors of the Company. All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director. Information regarding director nominees and directors is set forth below.

         Directors and Director Nominees

         Name                 Age            Principal Occupation               Director Since

     Evon A. Kelly            56             Chief Executive Officer            August 1997
                                             of the Company

     Rod L. Stambaugh         37             President of the Company           August 1991

     Richard S. Barton        --             CEO and President of               December 1997
                                             ADATOM, Inc.

     Caesar Berger            50             Vice President - Cardservice       December 1995
                                             International, Inc.

     Alan B. Roberts          51             Vive President of Product          October 1994
                                             Development of International
                                             Verifact, Inc.

     Chester N. Winter        66             General Partner of Colorado        February 1994
                                             Incubator Fund, L.P.

       Business Experience of Directors and Director Nominees

     Evon A. Kelly. Until joining the Company in August of 1997, and since 1991, Mr. Kelly was president of Kelly Learning Alliance, a consulting firm he founded, which addresses areas in human resource development, organizational development and sales dynamics. Kelly Learning Alliance clients have included Motorola, Xerox Corp. and NEC Corp. From 1988 to 1991, Mr. Kelly was Senior Vice President of sales and operations at Wilson Learning Corp., where he was responsible for developing and implementing sales and marketing strategies. From 1986 to 1988, Mr. Kelly was a regional vice president of store operations for Federated Department Stores Inc., where he supervised over 1,500 employees and was responsible for profit and loss performance. From 1973 to 1983, Mr. Kelly held several key positions with Xerox Corp., including manager of supply business center where he directed a national sales force of 400. Mr. Kelly received his bachelor's degree in liberal arts from Boston College.

     Rod L. Stambaugh. Mr. Stambaugh served as Chief Executive Officer of the Company from October 1996 until August 1997, when Mr. Kelly joined the Company. He was Vice President in charge of marketing and business development for the Company from 1991 through October 1996. Mr. Stambaugh was also the Corporate Secretary from September 1995 until October 1996. Mr. Stambaugh is one of the founders of the Company and has devoted his full business time to the Company since August 1991. He co-founded U.S. Wireless, Inc., a nonaffiliated retail cellular phone center, at which he worked full time from January 1990 through July 1991. Mr. Stambaugh served on the Company's Board of Directors from July 1991 through October 1994, rejoining the Board as Chairman in July 1995. Mr. Stambaugh graduated from Baker University in 1982 with a B.S. degree in psychology, and a minor in business administration.

     Richard A. Barton. Mr. Barton is Chairman, Chief Executive Officer and President of ADATOM, Inc., a California corporation which markets and sells retail and shopping solutions, including electronic catalogues and stores. See "Certain Transactions. "He completed a Sloan Fellowship at Stanford University in Palo Alto, California from September 1995 through September 1996. From October 1993 through August 1995, Mr. Barton was a corporate vice president and President of Xerox' United States Customer Operations. From 1991 until October 1993 Mr. Barton was President of Xerox Canada, Inc. Mr. Barton joined Xerox in 1971 as a sales representative and held various positions in addition to those described above, including executive assistant to the President, Chairman and CEO from 1985 through 1987, Vice President, Marketing Operations for Xerox' United States Marketing Group from 1987 through 1989 and Vice President, North American Systems Sales for Xerox' Integrated Systems Operations from 1989 through 1991. Mr. Barton holds a Master's Degree in Business Management from Stanford University. Mr. Barton also serves on the boards of Avon Products, Inc., a publicly traded company, and the United States Chamber of Commerce.

     Caesar Berger. Mr. Berger is a senior Vice President of Cardservice International, Inc. where he is responsible for the Technology Group. Mr. Berger joined Cardservice International in August of 1994. Prior to that, Mr. Berger served for more than ten years as President, and was the founder of, Computer Based Controls, Inc. a wholly-owned subsidiary of Electronic Clearing House Inc. Mr. Berger was a principal on the American Express Money Order project which resulted in the deployment of over 17,000 of the Money Order dispensers operating today in over 10,000 retail locations nationwide. Mr. Berger graduated in 1970 from Lvov Polytech Institute with the equivalent of an M.S. degree in Electronics and Computer Science.

     Alan B. Roberts. Mr. Roberts is the Vice President of Product Development for International Verifact, Inc. He was President and Chief Executive Officer of the Company from October 1, 1994, until July 10, 1995, and Vice President of Operations for Direct Data, Inc. (the Company's wholly-owned subsidiary that was dissolved in October 1995) from February 1994 until September 1994. Prior to that time, Mr. Roberts was Director of Product Marketing for Verifone, Inc., the industry leader in point-of-sale terminal products. While at Verifone from 1986 to 1994, he also held various management positions, including Director of Product Management. Mr. Roberts graduated from the University of Texas in 1967 with a bachelors degree in Mathematics and in 1969 with a masters degree in Computer Sciences.

     Chester N. Winter. Mr. Winter is a general partner of Colorado Incubator Fund, L.P., a venture capital fund, which invests in early stage high technology enterprises including software, materials, medical and bio-technology; a position he has held since 1991. Since March, 1993 he has also been Vice President of Paradigm Partners, LLC, a consulting company. From February, 1994 until September, 1995 he served as Chairman of Highland Energy, Inc., an energy services company that merged with EUA-Cogenics, a subsidiary of Eastern Utility Associates, a publicly traded utility company. From March, 1989 until October, 1992 he was Chairman and Chief Executive Officer of Clinical Diagnostics, Inc., a home health care product distributor that merged with Polymedica, a publicly held medical product distribution company. Mr. Winter has served in numerous executive management positions with other companies, including as Vice President of Sinco International Investments, Inc., from 1986 through July, 1992, Vice Chairman of Genro Corporation, a holding company with interests in financial services, hotels, computer services and real estate, from October, 1982 through September, 1986. Mr. Winter has also consulted with and served on the boards of directors of numerous technology and growth companies over the last ten years. He has consulting experience in seven countries with the International Executive Service Corps and the South-North Development Initiative. He holds B.A. and M.S. degrees in Economics from the University of Colorado and has completed the Owner/President Management Program at Harvard University Graduate School of Business.

    Board of Directors and Committees

     The Company has a standing audit committee which consists of Messrs. Winter and Roberts. The audit committee recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system of internal controls. The audit committee did not meet during fiscal year 1997; however, these issues were discussed at the board meeting. The Company does not have standing nominating or compensation committees. The functions which these committees would perform are performed by the Board as a whole.

       The Company's Board of Directors met once during fiscal year 1997. All directors attended the meeting. Business of the Company was conducted primarily through consultation among management and directors followed by consent resolutions adopted by all members of the Board of Directors.

Other Executive Officers

       Other executive officers of the Company who are not also directors are:

           Name                    Age            Position with the Company      Officer Since
           ----                    ---            -------------------------      -------------

       Robert E. Robichaud         44             Chief Financial and Accounting September 1997
                                                  Officer, Treasurer and
                                                  Assistant Secretary

       Clyde F. Casciato           42             Vice President, Sales          August 1997

       Raymond J. Mueller          56             Vice President, Operations     December 1997

       Business Experience of Executive Officers

     Robert E. Robichaud. Since 1985 Mr. Robichaud has held several key financial management positions at Triad Systems Corp. including Director of Financial Planning and Analysis and most recently, Director of Finance. Triad Systems is a provider of software, hardware and information management solutions which recorded 1997 revenues in excess of $175 million. Triad Systems was a NASDAQ listed company and was acquired by Cooperative Computing Inc. on February 27, 1997. Prior to 1985, Mr. Robichaud held several financial positions with Mohawk Data Services Corp. since 1978. Mr. Robichaud received a bachelors degree in economics from Fairfield University in 1976 and an M.B.A. from Rutgers Graduate School of Business in 1978.

     Clyde F. Casciato. Since 1989, Mr. Casciato has held several management positions at AT&T Wireless Services, the wireless business unit of AT&T Corp., including Director of Sales and Marketing, District Manager - Major/National Accounts and most recently, Western U.S. Regional Sales/Distribution Manager - Wireless Data. Mr. Casciato played a key role in helping to establish AT&T Wireless Services as the market leader in the emerging wireless data (packet and circuit switched) business segment. From 1984 to 1989, he held key sales management positions at Xerox Corp. including Major Account Manager and Program Sales Manager.

     Raymond J. Mueller. Mr. Mueller served as Director of Sales and Marketing for Nicor, Inc., a pneumatic tool company, from 1995 until joining the Company. From 1993 until joining the Company, Mr. Mueller was an independent consultant in the areas of strategic planning, team building, decisionmaking and compensation matters. Prior to that, he was Director of Sales and Marketing for Wilson Learning Corp. from 1989 through 1993. Prior to 1993, he also served as Manager of Corporate Compensation and Director of Human resources at Borden, Inc., Manager of Compensation at Avon Products, Inc. and Manager of Employment at Bristol Meyers. He holds a Bachelors Degree in Economics from Xavier University.

Executive Compensation

       The following table shows all the compensation paid by the Company to its Chief Executive Officer (the "Named Executive Officer") during the fiscal year ended June 30, 1997. Mr. Stambaugh, the Company's CEO at June 30, 1997, did not serve as CEO for the Company during the fiscal years ended June 30, 1996 and 1995. No other executive office of the Company received total compensation during the fiscal year ended June 30, 1997 in excess of $100,000.

                           Summary Compensation Table

=============================================================================================================================
                                                 Annual Compensation              Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Other       Restricted
                                                                    Annual         Stock        Securities      All Other
   Name and Principal        Fiscal       Salary       Bonus        Compen-        Awards       Underlying      Compensa-
        Position              Year         ($)          ($)       sation ($)        ($)        Options (#)       tion ($)
-----------------------------------------------------------------------------------------------------------------------------
Rod L. Stambaugh,             1997       $79,881        $-0-          (2)           $-0-           -0-             $-0-
Chief Executive
Officer(1)
=============================================================================================================================

       (1) Mr. Stambaugh commenced service as CEO as of October 23, 1996. Mr. Stambaugh succeeded Mr. Michael Brisnehan, who resigned as CEO at that time.
       (2) No amounts are shown under "Other" as the aggregate incremental cost to the Company of personal benefits provided to the executive officer did not exceed 10% of his annual salary and bonus during the year.

       Option Grants in Last Fiscal Year

       As reflected in the following table, no options were granted to the Named Executive Officer during the fiscal year ended June 30, 1997. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any existing stock options owned by the Named Executive Officer and the year-end price of the Company's Common Stock.

                                  Aggregated Option Exercises in Last Fiscal Year
                                             and FY-End Option Values

=========================================================================================================================
                                                                                                       Value of
                                                                   Number of Securities          Unexercised In-the-
                               Shares                             Underlying Unexercised           Money Options at
                             Acquired on         Value            Options at FY-End (#)               FY-End ($)
          Name              Exercise (#)      Realized ($)           Vested/Unvested           Vested/Unexercisable(1)
-------------------------------------------------------------------------------------------------------------------------
Rod L. Stambaugh                 -0-              $-0-                133,400/21,600                $20,010/$3,240
=========================================================================================================================

(1)    Based on the average traded price of the underlying shares of Common Stock of $.28 per share at June 30,
       1997, less the per share exercise price of the options.

       Director Compensation

       Directors who are not employees of the Company receive an annual stock option to purchase 20,000 shares of the Company's Common Stock. The grant is made pursuant to the Company's 1992 Stock Option Plan as of each director's anniversary date, with an exercise price equal to the market value of the underlying stock as of the date of grant. Options vest 25% on each six month anniversary following the date of grant. This is the only arrangement for compensation of directors. A total of 20,000 stock options were granted to one non-employee director during the fiscal year ended June 30, 1997, and an additional 40,000 options are issuable to two non-employee directors for services rendered during fiscal year 1997. 20,000 options have been or will be issued to each non-employee director (presently four people) during fiscal year 1998.

       Employment Agreements and Change In Control Provisions

     The Company presently has an employment arrangement with Evon A. Kelly, its current CEO, pursuant to which Mr. Kelly receives $150,000 in cash compensation per year, plus up to $150,000 in additional bonus compensation, with criteria to be reviewed by the Board of Directors. Mr. Kelly has also been granted a non-qualified stock option to purchase up to 600,000 shares of the Company's Common Stock at $1.00 per share, exercisable as to 10% as of the date of grant (August 4, 1997) and vesting at the rate of 3% per month thereafter so long as Mr. Kelly remains in the employ of the Company. All options must be exercised within 10 years of the date of grant. All options immediately vest and become exercisable upon a change in control of the Company. The Company has agreed to indemnify Mr. Kelly for a portion of the tax liability differential between non-qualified stock option and incentive stock option tax treatment, when and if he should exercise his options and dispose of the shares.

     The Company has an arrangement under which it pays Rod L. Stambaugh, its President, $130,000 per year. Mr. Stambaugh may also be granted stock options as approved by the Board of Directors.

     The Company also has employment arrangements with Robert E. Robichaud, Clyde F. Casciato and Raymond J. Mueller. Mr. Robichaud receives a salary of $125,000 per year and may be entitled to a performance bonus of up to $25,000 for fiscal year 1998, based on the performance of the Company. He was granted options to purchase up to 50,000 shares of Common Stock at $3.95 per share under the Company's 1992 Stock Option Plan, with a vesting schedule of 10% as of his date of hire (September 5, 1997) and 3% per month thereafter. Mr. Casciato receives a salary of $80,000 per year, and may be entitled to a bonus of $30,000 for fiscal year 1998, based on the Company's performance. Mr. Mueller receives a salary of $100,000 per year and may be entitled to a bonus of $25,000 for fiscal year 1998, based on the Company's performance. Messrs. Casciato and Mueller have been granted stock options under the Company's 1992 Stock Option Plan to purchase 50,000 shares of Common Stock, exercisable at $4.24 per share (for Mr. Casciato's options) and $6.34 per share (for Mr. Mueller's options). The options have the same vesting schedule as Mr. Robichaud's options. Mr. Casciato's date of hire was August 25, 1997; Mr. Mueller was hired on November 24, 1997. These executive officers may also be granted up to an additional 50,000 options based on the attainment by the Company of certain performance goals. The executive bonus plan is subject to approval by the Board of Directors. Pursuant to the Amended 1992 Stock Option Plan, all granted options immediately vest and become exercisable upon a merger, acquisition, sale of all assets or other change in control of the Company.

       Stock Option Plan

       General. The Company's Amended 1992 Stock Option Plan (the "Plan") was adopted for the purpose of granting employees, directors and consultants of the Company options to purchase Common Stock so that they may have the opportunity to participate in the growth of the Company and to provide these people with an increased incentive to promote the interests of the Company.

       Administration of the Plan. The Plan is administered by at least two disinterested members of the Board of Directors (the "Board") or the Board itself. The Board may from time to time adopt rules and regulations as it deems advisable for the administration of the Plan, and may alter, amend or rescind any such rules and regulations in its discretion. The Board has the power to interpret, amend or discontinue the Plan.

       Grant of Options. Options may be granted under the Plan for a total of 2,680,000 shares of Common Stock. The number of shares underlying options available to the Plan was increased to 2,680,000 from 880,000 on August 6, 1997, by the Board of Directors, subject to shareholder approval at the next Annual Meeting of Shareholders. As of November 30, 1997, there were a total of 645,181 options outstanding under the Plan, 263,731 of which were vested. Additional grants of options may be made only to employees, directors and consultants of the Company and any parent or subsidiary. The Board determines the terms of options granted under the Plan, including the type of option (which can be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option), the exercise price, the number of shares subject to the option, and the exercisability thereof. The Board also determines, at the time of grant, the period during which the option will be exercisable, subject to the limitations of the Plan. Unless otherwise provided at the time of grant, options to employees vest 10% at the time of grant and 3% per month thereafter. An option to purchase 20,000 shares at fair market value is automatically issued under the Plan to each non-employee director as of the director's anniversary date. Options granted to non-employee directors vest 25% at the time of grant and 25% at each six month anniversary thereafter. See "Director Compensation," above.

       Terms and Conditions of Options. The Board may impose on an option any additional terms and conditions which it deems advisable and which are not inconsistent with the Plan. The exercise price of any stock option granted under the Plan must not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except that as to an optionee who at the time an incentive stock option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of such incentive stock option must be at least equal to 110% of the fair market value of the shares as of the date prior to the date of the grant. In addition, no incentive stock option can be granted to any employee where the aggregate fair market value of the shares (determined at the date of such option grant) for which such incentive stock options are exercisable for the first time in any calendar year exceeds $100,000. In connection with a merger, sale of all of the Company's assets, or other transaction which results in the replacement of the Company's Common Stock with the stock of another corporation, all granted options (including unvested options) become exercisable immediately prior to the consummation of the transaction, unless other provisions are made with respect to those options.

       Exercise of Options. An optionee may exercise less than all of the vested portion of an option, in which case such unexercised, vested portion shall continue to remain exercisable, subject to the terms of the Plan, until the option terminates. Vested options must be exercised within three months of an optionee's termination of employment with the Company.

       Federal Income Tax Consequences.

       Incentive Stock Options. The Company anticipates that all options granted under the Plan and treated by the Company as "incentive stock options," that is, a stock option described in Section 422 of the Code, will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the incentive stock option, no income will result to any party; if there is no disposition of the shares until a date that is both (i) two years from the grant of an incentive stock option and (ii) one year from its exercise, no amount will be ordinary income and, upon disposition in a taxable transaction, the employee will receive long-term capital gain or loss treatment equal to the difference between the amount realized and the option price; any gain realized upon a disposition other than as set forth above may result in ordinary income tax treatment to the optionee; generally, the Company receives no deduction in connection with the transaction; and, certain optionees may incur alternative minimum tax treatment under the Code upon exercise of an incentive stock option.

     Non-qualified Stock Options. The Company anticipates that all non-qualified stock options granted under the Plan will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the non-qualified stock option, the individual to whom the option is granted should be deemed to receive ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the acquired shares at such time over the option price for such shares; if the shares acquired upon the exercise of a non-qualified stock option are disposed of in a taxable transaction, the individual disposing of such shares will have a realized and recognized capital gain or loss equal to the difference, if any, between the amount realized and the adjusted basis of such shares to the holder; such gain or loss will be long-term or short-term depending on whether or not such shares are held for longer than six months; and, the adjusted basis usually (but not always) will include the option price plus any ordinary income described above with respect to such shares.

Form S-8 Registration of Shares of Common Stock
Issuable Pursuant to Options Under the Plan

       The Company has registered up to 880,000 shares of Common Stock underlying options issuable under the Plan with the United States Securities and Exchange Commission (the "SEC") under a Form S-8 Registration Statement that was effective as of September 1995. If Proposal 4 is approved, and the number of shares issuable pursuant to exercise of options issuable under the Plan is increased by 1,800,000 shares, the Company intends to amend its Form S-8 Registration Statement to add the 1,800,000 additional shares of Common Stock to those registered under that Registration Statement.

Beneficial Ownership of Common Stock

       The  following  table  sets  forth  certain  information   regarding  the
beneficial ownership of the Company's Common Stock (the only class of the Company's stock outstanding), as of November 30, 1997, by (i) each director and nominee for director, (ii) the Named Executive Officer and the current Chief Executive Officer, (iii) all persons, including groups, known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, and (iv) all executive officers and directors as a group. A person (or group) is deemed to be a beneficial owner of Common Stock that can be acquired by such person or group within 60 days from November 30, 1997 upon the exercise of warrants, options or other rights exercisable for, or convertible into, Common Stock. As of November 30, 1997, there were a total of 9,212,420 shares of Common Stock outstanding.

       Except as otherwise indicated, the address of each of the following persons is c/o U.S. Wireless Data, Inc., 2200 Powell Street, Suite 450, Emeryville, CA 94608.

                                                           Shares Beneficially Owned (1)
                                                                             Percent
                                                                                of
Name of Beneficial Owner                                       Number         Class
------------------------                                       ------         -----
Rod L. Stambaugh................................            427,700 (2)       4.5%
Evon A. Kelly...................................            150,000 (3)       1.6%
Richard S. Barton...............................                    -0-       0.0%
Caesar Berger...................................            202,704 (4)       2.2%
Alan B. Roberts.................................             13,740 (5)         *
Chester N. Winter...............................            100,281 (6)       1.1%
John M. Liviakis................................          3,971,250 (7)       37.4%
  2420 "K" Street, Suite 220
  Sacramento, CA 95816
Robert B. Prag..................................          1,470,000 (8)       14.9%
  2420 "K" Street, Suite 220
  Sacramento, CA 95816
Liviakis Group                                            5,295,250 (9)       47.8%
  2420 "K" Street, Suite 220
  Sacramento, CA 95816
entrenet Group, LLC                                         580,000 (10)       5.9%
  5213 El Mercado Parkway, Suite D
  Santa Rosa, CA 95403...........................
All directors and executive officers
     as a group (9 persons)......................         1,313,609 (11)      13.6%

------------------

 *     Represents less than 1% of outstanding shares.

                                      -10-

(1) Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of November 30, 1997, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes shares underlying a total of 75,200 options exercisable within 60 days of November 30, 1997.
(3) Includes shares underlying a total of 150,000 options exercisable within 60 days of November 30, 1997.
(4) Includes 192,704 shares owned of record by Cardservice International, Inc. ("CSI"), a company for which Mr. Berger serves as executive vice president and which is a significant customer of the Company. See "Certain Transactions." Mr. Berger disclaims any beneficial ownership of the shares owned of record by CSI. Also includes 10,000 shares underlying options exercisable within 60 days of November 30, 1997.
(5) Includes shares underlying a total of 5,000 options and 2,631 warrants exercisable within 60 days of November 30, 1997.
(6) Includes shares underlying a total of 77,781 options exercisable within 60 days of November 30, 1997.
(7) The information shown is based upon Schedule 13D/A (Amendment No. 2) dated November 26, 1997 filed on behalf of Liviakis Financial Communications, Inc. ("LFC"), John M. Liviakis, Renee A. Liviakis and Robert B. Prag (collectively the "Liviakis Group"). John M. and Renee A. Liviakis are the owners of LFC and Robert B. Prag is an executive officer of LFC. The number of shares shown includes a total of 2,625,000 shares of Common Stock and 1,200,000 shares of Common Stock underlying warrants owned by Mr. Liviakis as an individual, plus 146,250 shares of Common Stock issuable to LFC pursuant to a consulting agreement between the Company and LFC dated July 25, 1997, under which the Company was obligated to issue 123,750 of the shares as of November 15, 1997 and 22,500 additional shares of Common Stock within 60 days of November 30, 1997. See "Certain Transactions."
(8) The information shown is based upon Schedule 13D/A (Amendment No. 2) dated November 26, 1997 filed on behalf of the Liviakis Group. Robert B. Prag is an executive officer of LFC. The number of shares shown includes a total of 875,000 shares of Common Stock and 400,000 shares of Common Stock underlying warrants owned by Mr. Prag as an individual, plus 48,750 shares of Common Stock issuable to Mr. Prag pursuant to the consulting agreement between the Company and LFC described in footnote (7) to this table, under which the Company was obligated to issue 41,250 shares as of November 15, 1997 and 7,500 additional shares of Common Stock to Mr. Prag within 60 days of November 30, 1997. The number of shares shown also includes the 146,250 shares of Common Stock issuable to LFC as described in footnote (7) to this table which are reported in the Schedule 13D/A as being subject to shared voting and dispositive power between Mr. Liviakis, Ms. Liviakis, Mr. Prag and LFC. See "Certain Transactions."
(9) The information shown is based upon Schedule 13D/A (Amendment No. 2) dated November 26, 1997 filed on behalf of the Liviakis Group. The number of shares shown includes all shares of Common Stock included in footnotes (7) and (8) to this table as to which any person in the Liviakis Group exercises sole or shared voting and disposition power, except that the 146,250 shares issuable to LFC are included only once in the share number shown. See "Certain Transactions."
(10) Includes 300,000 shares underlying a convertible debenture issued as a consulting fee to entrenet. Also include 280,000 shares issuable to entrenet as a finder's fee as of August 6, 1997, at such time as the Company has obtained shareholder approval for an increase in authorized Common Stock to no less than 40,000,000 shares. See "Certain Transactions."
(11) Includes all shares underlying options and warrants as described in footnotes (2) - (6) of this table. Also includes 397,684 shares that are subject to a shareholder voting agreement between the Company and Mr. Richard P. Draper, the owner of such shares, by which Mr. Draper has granted the Company authority to vote such shares in its discretion, plus 31,500 shares underlying options issued to three additional executive officers which are exercisable within 60 days of November 30, 1997. See "Management - Executive Compensation."

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

       The information required to be disclosed in this section of this Proxy Statement is incorporated by reference from Amendment No. 1 to the Company's Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1997, from
Item 9, under the caption "Compliance with Section 16(a) of the Exchange Act." A copy of that report is being mailed to shareholders with this Proxy Statement.

Certain Transactions

       Transactions with Cardservice International, Inc.

       Mr. Caesar Berger, a director of the Company, is also an officer of Cardservice International, Inc. CSI has been involved with the Company in what is primarily a customer - vendor relationship, and CSI purchased approximately $698,000 and $398,000 in product from the Company in the fiscal years ended June 30, 1997, and 1996, respectively. In fiscal 1996, CSI advanced the Company $162,500 for the purchase of raw materials in exchange for warrants to purchase a total of 142,544 shares of Common Stock, exercisable at 150% of the then current market price, including registration rights on the underlying shares. CSI exercised those warrants as of April 26, 1996; however, rather than exercise its registration rights, CSI has been selling shares from time to time under SEC Rule 144. The Company is obligated to pay royalties to CSI on future sales of POS-50(R) product built with the inventory in the amount of $150 per unit on the first 1,000 units and $100 per unit on any additional units.

     Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates of LFC

       In July of 1997, the Company entered into a Consulting Agreement with Liviakis Financial Communications, Inc. ("LFC") pursuant to which LFC provides the Company with financial and business consulting and public and investor relations services. The Company is obligated to pay Liviakis $10,000 in cash and issue a total of 300,000 shares of its Common Stock as consulting fees over the one year term of the Consulting Agreement. 75% of the shares are issuable to LFC and 25% are issuable to Mr Robert B. Prag, an executive officer of LFC. As of November 30, 1997, the Company was obligated to issue 123,750 shares to LFC and 41,250 shares to Mr. Prag under the Consulting Agreement. Pursuant to the Consulting Agreement, the Company must also pay LFC cash equal to 2.5% of the gross proceeds received in any direct financing located for the Company by LFC. As of December 10, 1997, the Company was obligated to pay LFC $76,500 as a finder's fee in connection with the closing of a $3,060,000 private placement of the Company's 8% Adjustable Rate Convertible Subordinated Debentures Due December 31, 1999 (the "8% Debentures"), by reason of LFC's having located JW Charles Securities, Inc., the finder used by the Company in the offering of the 8% Debentures. See "8% Debenture Offering and Relationship to Proposals 2 and 3," below.

       The Company also sold a total of 3,500,000 shares of Common Stock and warrants to purchase up to an additional 1,600,000 shares of Common Stock at $.01 per share (the "Liviakis Warrants") to two affiliates of LFC, Messrs. John Liviakis and Robert B. Prag, in August 1997, for $500,000 in cash. Pursuant to this transaction, Messrs. Liviakis and Prag became significant shareholders of the Company. See "Beneficial Ownership of Common Stock." The Common Stock issued (and issuable pursuant to the Consulting Agreement and upon exercise of the Liviakis Warrants) to LFC and Messrs. Liviakis and Prag carries registration rights (which include the right to register any other shares of the Company which they may possess at the time of any registration in which they have a right to include shares), including a one-time demand registration and unlimited "piggyback" registrations, with the costs thereof to be borne by the Company. The registration rights expire at the earlier of three years from August 4, 1997 or at such time as all shares may be sold without restriction under SEC Rule 144. Pursuant to the agreement by which they purchased the interests, Messrs. Liviakis and Prag were granted the right to approve the appointment of a Chief Executive Officer, Chief Financial Officer and Vice President of Sales, which they have done. They also have the right to approve the nominations of up to two non-employee directors. They have approved the appointment of Richard A. Barton as a director of the Company but have not exercised their rights regarding another director as of the date of this Proxy Statement.

       At the time the Liviakis Warrants were sold to Messrs. Liviakis and Prag, the Company did not (and presently does not) have an adequate number of authorized and unissued shares of Common Stock available to allow for the exercise of the warrants. The subscription agreement pursuant to which they purchased their shares and the Liviakis Warrants therefore provides that the Liviakis Warrants are not exercisable until January 15, 1998, and in the event that the Company is unable to issue the shares of Common Stock underlying the Liviakis Warrants at the time of an attempted exercise, the Company is obligated to repurchase any Liviakis Warrants for which the Company cannot issue shares for the difference between the then-current market price of the Common Stock and the exercise price of the warrants. Messrs. Liviakis and Prag entered into a Letter Agreement with the Company as of October 20, 1997, pursuant to which they agreed that the Liviakis Warrants would not become exercisable until the later of January 15, 1998, or the time immediately following the next Annual Meeting of Shareholders of the Company. The Company agreed it would submit a proposed amendment to its shareholders at that meeting to increase the number of authorized shares of Common Stock to no less than 40,000,000. If the Company's shareholders do not approve Proposal 2 being submitted at this meeting, Messrs. Liviakis and Prag's repurchase rights as to warrants for which the Company cannot issue shares upon attempted exercise will again become effective. As of November 11, 1997, Messrs. Liviakis and Prag entered into a Shareholder Voting Agreement with the Company to vote all shares owned by them as of the record date of this meeting in favor of Proposals 2 and 3. See "Proposal 2" and "Proposal 3."

       Between October 14 and November 30, 1997, the Company received several bridge loans from LFC in the total amount of $475,000. The Company was obligated to pay LFC interest on the amount borrowed at the rate of 9% per annum. The Company paid LFC the amount due on these loans, with interest at the stated rate, from the proceeds of the sale of the 8% Debentures sold on December 10, 1997. See "8% Debenture Offering and Relationship to Proposals 2 and 3," below.

       Transactions with entrenet Group, LLC

       In June 1997, the Company entered into a consulting agreement with entrenet Group, LLC ("entrenet"), for purposes of assisting the Company in strategic planning, the creation of a detailed business and marketing plan and in locating financing sources. For its services, the Company issued a $150,000 convertible debenture to entrenet, with interest payable at 10% per annum, due in full on or before June 2, 1998. Principal and interest are convertible into Common Stock of the Company over the year ending June 2, 1998, at $.50 per share. See "Beneficial Ownership of Common Stock." In addition, the Company was obligated to pay entrenet a finder's fee of 8% for any direct financings it located for the Company. entrenet located LFC and was therefore entitled to a finder's fee for that $500,000 financing. A difference developed over interpretation of the consideration payable to entrenet as its finder's fee for locating LFC. The matter was resolved by the Company and entrenet agreeing that the Company would issue entrenet a total of 280,000 shares of its Common Stock at such time as the Company has obtained shareholder approval for an increase in authorized Common Stock to no less than 40,000,000 shares. See "Proposal 2." The Company has also granted entrenet "piggyback registration rights" covering all shares of Common Stock issuable to it under the debenture and as payment of the finder's fee which entitle entrenet to have their shares included in any registration filed by the Company.


       Transactions with ADATOM, Inc.

     The Company has placed orders to purchase office furniture and computer equipment in the approximate amount of $200,000 through ADATOM, Inc., a company that is owned by Richard S. Barton. Mr. Barton, a director and director-nominee, also serves as an executive officer of ADATOM. ADATOM is in the business of selling such furniture and equipment and the Company offered to purchase through ADATOM if it was able to meet quotes obtained by the Company from competing suppliers of the same furniture and equipment. The Company believes that the terms upon which it has purchased and may in the future purchase items from ADATOM will be at least as favorable as can be obtained from independent, unaffiliated parties. The Company may make additional purchases from ADATOM in the future.

       Proposed Transactions with International Verifact, Inc.

     The Company is presently negotiating to purchase certain credit/debit card transaction processing equipment from International Verifact, Inc. ("IVI"), a company for which Alan Roberts, a director of the Company, serves as Vice President of Product Development. See "Information Concerning Directors." At this point, the details of the purchase relationship have not been finalized and no specific dollar amount of such purchases, if any, is known, although the amount of such purchases could be material. The Company intends to take steps to assure that the terms of any equipment purchased from IVI will be at least as favorable as could be obtained from unaffiliated third parties.


8% Debenture Offering and Relationship to Proposals 2 and 3

     On December 10, 1997, U.S. Wireless Data, Inc. (the "Company") closed a private offering of $3,060,000 principal amount of 8% Adjustable Rate Convertible Subordinated Debentures due December 31, 1999 (the "8% Debentures"). The net proceeds to the Company from the offering were $2,769,300, after paying finder's fees of $290,700, but before paying additional expenses of the offering, which are estimated at $50,000.

       The Debentures will automatically convert into shares of no par value Series A Cumulative Convertible Redeemable Preferred Stock, with a stated value of $1.00 per share (the "Series A Preferred Stock") at any time prior to maturity, unless previously redeemed or converted into shares of the Company's no par value common stock (the "Common Stock"), upon effectiveness of an amendment to the Company's Articles of Incorporation authorizing the Company to issue up to 15,000,000 shares of Preferred Stock, up to 4,000,000 of which may be designated by the Board of Directors as shares of Series A Preferred Stock. That amendment is being submitted to shareholders at this meeting as Proposal 3. The conversion rate will be equal to one share of Series A Preferred Stock for each dollar of principal face amount of the Debentures being converted. Any accrued but unpaid interest owing on the Debentures to the date of conversion will be paid either in cash or in Common Stock of the Company. No fractional shares of Series A Preferred Stock will be issued upon conversion.

       The Debentures or the shares of Series A Preferred Stock into which they have been converted will be further convertible at the option of the holder into shares of Common Stock effective upon (a) an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock (which is being submitted to shareholders at this meeting as Proposal 2) and (b) the earlier of (i) a declaration of effectiveness by the Securities and Exchange Commission (the "SEC") of a registration statement covering the shares of Common Stock into which the Debentures or Series A Preferred Stock are convertible (the "Common Stock Registration Statement") or (ii) 150 days from December 10, 1997. The rate at which the Debentures or Series A Preferred Stock are convertible (either per dollar of Debenture or per share of Series A Preferred Stock, into Common Stock (the "Conversion Price") is equal to the lesser of (i) $6.00 per share of Common Stock or (ii) 80% of the average of the closing bid price of the Common Stock over the five trading days prior to conversion. The Conversion Price is no less than $4.00 per share of Common Stock for 270 days from December 10, 1997 (the "Minimum Conversion Price"). After that 270 day period, the Minimum Conversion Price no longer applicable. No fractional shares of Common Stock will be issued upon conversion of Debentures or shares of Series A Preferred Stock; rather, the Company will either pay cash for such fractional share or apply a rounding formula to issue only full shares of Common Stock.

       The Debentures (or the Series A Preferred Stock into which the Debentures have become converted) automatically convert to Common Stock (if a sufficient number of shares are available) if the Company closes a $5,000,000 public offering at a minimum share price of $10.00. The shares of Common Stock into which the Debentures and/or the Series A Preferred Stock are convertible and which are issuable as interest on the Debentures and dividends on the Series A Preferred Stock are hereafter referred to as the "D/PS Common Stock."

       Interest on the Debentures (or cumulative dividends on the Series A Preferred Stock which become payable once the Debentures have become converted to Series A Preferred Stock) are payable in arrears to holders of record as of March 31, June 30, September 30 and December 31 of each year, beginning December 31, 1997, at an initial rate of 8% per annum, subject to reduction to 4% per annum upon effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the Common Stock issuable upon conversion of the Debentures (or the Series A Preferred Stock into which the Debentures have become converted) (the "Common Stock Registration Statement").

Unless converted or redeemed, the Debentures will be due and payable in full on December 31, 1999. Interest on the Debentures (or dividends on the Series A Preferred Stock if the Debentures have become converted to Series A Preferred Stock) is payable in Common Stock, if possible.

     The Company does not presently have an adequate number of shares of Common Stock authorized to allow payment of interest on the Debentures (or dividends on the Series A Preferred Stock) to be paid in shares of Common Stock or to allow for conversion of the Debentures or Preferred Stock into shares of Common Stock, nor does the Company have shares of Preferred Stock presently authorized.
Proposal 2 submits to shareholders an amendment to the Company's Articles of incorporation to increase the number of shares of Common Stock from its present number of 12,000,000 shares to 40,000,000 shares to its shareholders. Proposal 3 submits to shareholders an amendment to the Company's Articles of Incorporation to authorize a total of 15,000,000 shares of no par value "blank check" Preferred Stock (up to 4,000,000 of which would then be immediately designated by the Board of Directors as Series A Preferred Stock into which the Debentures would then automatically become converted). If Proposal 2 is approved but Proposal 3 is not, the Debentures would not be converted into shares of Series A Preferred Stock but would become convertible directly into shares of Common Stock as described above. If Proposal 2 is not approved, interest or dividends on the Debentures will be payable in cash and the Debentures (or Series A Preferred Stock, if Proposal 3 is approved but Proposal 2 is not) will remain as unsecured, subordinated, interest or dividend bearing obligations of the Company, payable in cash.

       Assuming approval of Proposal 2 by shareholders, the number of shares of Common Stock issuable at each interest or dividend payment date will be determined by applying the applicable interest rate to determine the dollar amount of the payment due, then converting that amount to the appropriate number of shares based on the average closing bid price of the Common Stock over the last five trading days of the quarter, as quoted on the OTC Electronic Bulletin Board or the price as quoted on The Nasdaq Stock Market or another exchange, if and when the stock is listed on any such exchange. No fractional shares of Common Stock will be issued as interest or dividends; rather, a Holder entitled to a fractional share will receive at the Company's option, either a cash payment for such fractional share or the next higher or lower number of whole shares, as calculated using a rounding formula.

       The Company also entered into an agreement with the purchasers of the Debentures to file a registration statement with the SEC covering the D/PS Common Stock within 90 days of December 10, 1997. The Company will use its best efforts to obtain effectiveness of the registration statement. However, if the Company is unable to do so within 150 days of December 10, 1997, the Conversion Price (or Minimum Conversion Price, if then in effect) for the Debentures and/or Preferred Stock will be discounted by 2% off the then-existing conversion price for each thirty day period (or fraction of any thirty day period) during which the registration statement is not effective after such 150th day and such discount will apply thereafter to determine the Conversion Price or Minimum Conversion Price applicable to the Debentures and/or Preferred Stock. The Company is to use its best efforts to maintain effectiveness of the registration statement for 16 months from June 30, 1998. The Company will be required to include up to approximately 6,385,000 additional shares in the registration statement which are the subject of "piggyback" registration rights granted to other holders of the Company's securities. A total of 5,100,000 of those shares are registrable for the benefit of Liviakis Financial Communications, Inc. ("LFC") and two affiliates of LFC, Messrs. John M. Liviakis and Robert B. Prag. LFC and Messrs. Liviakis and Prag have agreed that they will not sell any shares under the registration (even if they elect to have their shares included in the registration) until at least July 31, 1998. See "Certain Transactions."

       The Company may redeem the Debentures and/or the Preferred Stock at any time during the first 270 days following the initial closing date of this offering (and for 60 days thereafter under certain circumstances) if the closing bid price (or last sale price, if available) of the Common Stock for at least 20 trading days in any consecutive 30 trading day period is less than the Minimum Conversion Price. The Company must pay 118% of the holder's initial cash investment to redeem either Debentures or Preferred Stock, plus pay accrued but unpaid dividends to the date of redemption. The Company may also redeem any Preferred Stock outstanding three years from December 10, 1997, at stated value plus accrued and unpaid dividends.

       The Company has agreed with the purchasers of the Debentures that it will not offer any equity securities in private offerings pursuant to SEC Regulations D or S or otherwise, for 150 days from December 10, 1997. After such period, and continuing until the shares underlying the Debentures and/or Series A Preferred Stock have been registered for public sale, the Company has granted a first right of refusal to the purchasers of the Debentures to purchase any equity securities offered privately by the Company pursuant to SEC Regulations D or S or otherwise.

       The offering of 8% Debentures was made pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act. The Debentures, the Series A Preferred Stock and the D/PS Common Stock (hereafter collectively referred to as the "Securities") are or will, when issued, be "restricted securities" as defined under Rule 144 of the Securities Act. Holders will not be able to resell the Securities absent an effective registration statement covering the Securities or an exemption from such registration requirements, the availability of which must be demonstrated to the satisfaction of the Company. There is currently no public market for the Debentures or the Preferred Stock and there is no intention that any public trading market develop for the Debentures or Preferred Stock.

     JW Charles Securities, Inc. of Boca Raton, Florida, acted as finder for the Company in connection with the offering. JW Charles received a finder's fee of 7% of the gross offering proceeds and a Stock Purchase Warrant to purchase 50,000 shares of the Company's Common Stock at $6.525 per share, exercisable until December 9, 2000. The shares underlying the Warrant have both demand and "piggyback" registration rights. The Company is also obligated to pay a finder's fee of 2.5% of the gross offering proceeds, or $76,500, to Liviakis Financial Communications, Inc. for its assistance in locating JW Charles Securities. See "Certain Transactions."

       The foregoing summarizes the terms and conditions of certain agreements entered into between the Company and the purchasers of the 8% Debentures. The descriptions of the terms of the agreements are qualified in their entirety by reference to copies of the operative documents, including the Debenture Agreement (including the form of 8% Debenture Certificate), the Registration Rights Agreement and the Form of Subscription Agreement which have been filed by the Company with the SEC as Exhibits to its Form 8-K Current Report Reporting an Event of December 14, 1997. Copies of these documents as filed by the Company are available through the SEC's Edgar database and will also be made available to any shareholder upon written request to the Company at its principal offices located at 2200 Powell Street, Suite 450, Emeryville, CA 94608, Attn: Robert E. Robichaud, Asst. Secretary. The proposed form of Articles of Amendment to the Company's Articles of Incorporation including the Designation of Series A Cumulative Convertible Redeemable Preferred Stock to be authorized by the Board of Directors for filing with the Colorado Secretary of State if Proposal 3 is approved is included as Exhibit B to this Proxy Statement.

                              PROPOSALS FOR VOTING

PROPOSAL 1:  ELECTION OF DIRECTORS

       The Board of Directors has nominated the persons named above for election as directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

       Vote Required

       In order to be elected as a director, a nominee will have to receive a majority of the votes cast for that nominee, assuming a quorum (which consists of a majority of the shares entitled to vote at the meeting) is present at the meeting. Cumulative voting in the election of directors is not allowed. See "Voting," above.

       Board Recommendation

       The Board of Directors recommends that the shareholders vote FOR the reelection of the six incumbent directors described above under "Information Relating to Various Proposals - Information Concerning Directors."

PROPOSAL 2:  AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AMEND
ARTICLE 4 TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 40,000,000

       The Board of Directors has adopted resolutions to approve an amendment to
Article 4 of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 12,000,000 to 40,000,000. The proposed Amendment to the Articles of Incorporation which would be filed with the Colorado Secretary of State upon approval of Proposals 2 and 3 is included as Exhibit A to this Proxy Statement. If either Proposal 2 or 3 is rejected by shareholders, appropriate modifications will be made to Exhibit A prior to filing to reflect the actions taken by the Company's shareholders.

       Need to Increase Authorized Common Stock

     The Company does not presently have enough authorized and unissued Common Stock to honor the exercise or conversion of outstanding options, warrants and rights entitling the holders thereof to acquire shares of Common Stock (the "Common Stock Instruments"). As of November 30, 1997, the Company had a total of 9,212,240 shares of Common Stock outstanding. There were a total of approximately 4,695,760 additional shares of Common Stock issuable pursuant to outstanding Common Stock Instruments as of November 30, 1997, although by reason of vesting schedules and agreements with the holders of certain of those Common Stock Instruments, only approximately 2,069,580 shares are presently issuable. Once fully vested, or the agreements to postpone issuance rights expire, the Company would be short by approximately 1,908,000 shares of Common Stock if all holders of Common Stock Instruments invoked their rights to shares of the Company's Common Stock.

       In addition, since November 30, 1997, the Company has issued the 8% Debentures and the 50,000 share Common Stock Purchase Warrant to JW Charles Securities, Inc. described above. At a conversion price of $6.00 per share of Common Stock, the $3,060,000 of 8% Debentures or 3,060,000 shares of Series A Preferred Stock would require 510,000 shares of Common Stock upon conversion; at $4.00 per share (the Minimum Conversion Price which is in effect for 270 days from December 10, 1997), 765,000 shares of Common Stock would be issuable on conversion. See "8% Debenture Offering and Relationship to Proposals 2 and 3" above.

       Most of the Common Stock Instruments are backed by the representation of the Company that it would at all times keep an adequate number of shares of Common Stock reserved to honor the Common Stock Instrument or, more recently, that it would repurchase the Common Stock Instrument for a specified amount (generally the fair market value of the issuable shares less the consideration to be received therefor) if it is unable to issue the shares of Common Stock underlying the Instrument. It is therefore imperative that the Company's Articles of Incorporation be amended to increase the authorized number of shares of Common Stock in order for the Company to be able to honor existing obligations. The deficit between the number of available, authorized and unissued shares of Common Stock and the Company's obligations also makes it impossible for the Company to pursue any additional financings or other transactions requiring Common Stock.

     Certain  Effects  Of  Authorized  But  Unissued  Common  Stock,   Including
Anti-Takeover Implications

       Upon approval of Proposal 2, there will be approximately 26,042,000 shares of Common Stock available for future issuance without further shareholder approval (less additional reservations of shares to honor conversion rights of the Debentures and/or Series A Preferred Stock). The additional authorized shares of Common Stock would also be available for issuance (subject to further shareholder approval if required by law or applicable stock exchange rules) at such times and for such proper corporate purposes as the Board of Directors may approve. These additional shares may be utilized for a variety of corporate purposes including future private or public offerings to raise additional capital, to pay Company debts or to facilitate corporate acquisitions, conversions of convertible securities, employee benefit plans, stock splits effected in the form of stock dividends, and other general corporate purposes. Increasing the authorized Common Stock will give the Company greater flexibility and will allow the Company to issue additional Common Stock for the purposes described above.

       One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to acquire control of the Company.

       The Company does not currently have any plans to issue additional shares of Common Stock other than shares of Common Stock as interest on, or in conversion of, the 8% Debentures, as dividends on, or in conversion of, the Series A Preferred Stock (if Proposal 3 is approved), and upon the exercise or conversion of the Common Stock Instruments which have been issued to date or which may be issued in the future to the Company's employees, nonemployee directors, consultants or others.

       Vote Required

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is needed for the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against Proposal 2.

       Each of the Company's officers, directors and 5% owners have executed voting agreements with the Company pursuant to which they have agreed to vote any and all shares they own as of the record date of this meeting in favor of Proposal 2. See "Beneficial Ownership of Common Stock," above.

       Recommendation of the Board of Directors

       For the reasons stated above, the Board of Directors believes that approval of Proposal 2 is essential to the ability of the Company to pursue its business plan and to honor the obligations it has to holders of Common Stock Instruments and the 8% Debentures. The Board of Directors therefore recommends that the shareholders vote FOR Proposal 2.

PROPOSAL  3:  AMENDMENT  TO THE  COMPANY'S  ARTICLES OF  INCORPORATION  TO AMEND
ARTICLE 4 TO AUTHORIZE 15,000,000 SHARES OF "BLANK CHECK PREFERRED STOCK, UP TO 4,000,000 OF WHICH ARE TO BE IMMEDIATELY DESIGNATED AS SERIES A PREFERRED STOCK

       Reasons for Proposal 3

       The Board of Directors has adopted resolutions to approve an amendment to
Article 4 of the Company's Articles of Incorporation to authorize 15,000,000 shares of what is commonly known as "blank check" Preferred Stock. The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company. If Proposal 3 is approved, the Board of Directors will act immediately to designate up to 4,000,000 shares of Preferred Stock as Series A Preferred Stock to effect conversion of the 8% Debentures into shares of Series A Preferred Stock. See "8% Debenture Offering and Relationship to Proposals 2 and 3" above.

       The purpose of Proposal 3 is thus two-fold: first, to authorize shares of undesignated Preferred Stock which may be designated and issued from time to time by the Board of Directors for a variety of corporate purposes including future private or public offerings to raise additional capital, to pay Company debts or to facilitate corporate acquisitions, conversions of convertible securities, employee benefit plans, stock splits effected in the form of stock dividends, and other general corporate purposes; second, to authorize the class of stock needed to allow the Board of Directors to designate up to 4,000,000 shares of such class as Series A Preferred Stock, which will effect conversion of the 8% Debentures.

     Description of "Blank Check" Preferred Stock, Including Anti-Takeover Implications

       If Proposal 3 is approved, the Board could authorize the issuance, at any time or from time to time, of one or more series of Preferred Stock, generally without any further shareholder approval unless required by law or applicable stock exchange rules. The Company is not presently subject to any stock exchange rules which would require such shareholder approval. In addition, the Board would determine all designations, relative rights, preferences, and limitations of such stock including but not limited to the following: designation of series and numbers of shares; dividend rights; rights upon liquidation or distribution of assets of the Company; conversion or exchange rights; redemption provisions; sinking fund provisions; and voting rights.

     One of the primary purposes of authorizing the Board of Directors to designate and issue shares of Preferred Stock is to eliminate delays associated with a shareholder vote on specific issuances. The Board of Directors may, however, subject to their duties to existing shareholders, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock, and which could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors is required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the shareholders and the Company; however, the Board of Directors could issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult an attempt to obtain control of the Company by merger, tender offer, proxy contest or other means.

       While the Company may consider effecting an equity offering of Preferred Stock or otherwise issuing such stock in the future for purposes of raising additional capital or for acquisitions, the Company, other than the Series A Preferred Stock to be immediately designated upon approval of Proposal 3 as described herein, has no agreements or understandings as of the date hereof with any third party to effect any such offering or acquisition, or to purchase any shares offered in connection therewith, or to vote any such shares, and no assurances are given that any offering will in fact be effected or that an acquisition pursuant to which such shares may be issued will be proposed and consummated. Therefore, the terms of any Preferred Stock subject to this proposal (other then the Series A Preferred Stock described herein) cannot be stated or estimated with respect to any or all of the securities authorized.

       Description of Series A Preferred Stock

Generally

       As described above under "8% Debenture Offering and Relationship to Proposals 2 and 3," the Board of Directors will designate up to 4,000,000 shares of Preferred Stock as Series A Preferred Stock to allow the 8% Debentures to be converted into shares of Series A Preferred Stock. As of the date hereof, a total of 3,060,000 shares of Series A Preferred Stock would be required to effect conversion of the 8% Debentures. Any shares not required to honor such conversion rights would be removed from the Designation.

       The shares of Series A Preferred Stock will carry a stated value of $1.00 per share. When issued, the Series A Preferred Stock will be duly and validly issued, fully paid and nonassessable and the holders will have no preemptive rights. The Series A Preferred Stock will not be subject to any sinking fund or other obligation of the Company to redeem or retire the Series A Preferred Stock. Unless earlier redeemed by the Company, the Series A Preferred Stock will have a perpetual maturity. Any Series A Preferred Stock redeemed or otherwise acquired by the Company will, upon cancellation, have the status of authorized but unissued Preferred Stock subject to reissuance by the Board of Directors as Series A Preferred Stock or as shares of Preferred Stock of any one or more other, different series.

Dividends

       Holders of the Series A Preferred Stock are entitled to receive cumulative quarterly dividends, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, initially at a per annum rate of 8% per share. The dividend rate will be reduced to 4% per annum upon initial effectiveness of an SEC registration statement covering the shares of Common Stock into which the Series A Preferred Stock is convertible. Dividends are payable as of the record dates of March 31, June 30, September 30 and December 31 of each year, commencing on the first date following the date of original issuance of the Series Preferred Stock. Dividends on the Series A Preferred Stock will be cumulative from the date of original issuance, and will be payable to holders of record as they appear on the stock books of the Company on such record dates. Payment dates shall be no more than 15 days after the record dates. Any unpaid dividends will bear interest at the same rate as the dividend rate then in effect for the Series A Preferred Stock.

       Unless the full amount of cumulative dividends on the Series A Preferred Stock have been paid or sufficient funds set aside therefor, dividends may not be paid or declared and set aside for payment and other distribution may not be made on the Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends.

       Under Colorado law, dividends or distributions to shareholders may be made only under certain circumstances. Dividends or distributions may not be paid in cash or property of the Company (including shares of the corporation's stock) if after giving effect to such distribution the corporation (1) would not be unable to pay its debts as they become due in the ordinary course or (2) the corporation's total assets would be less than its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Company's ability to pay dividends in the future may therefore depend upon its financial results, liquidity and financial condition.

Conversion into Common Stock

       The Series A Preferred Stock is convertible at the option of the holder into shares of Common Stock effective upon (i) an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock (which is being submitted at this meeting as Proposal 2) and (ii) a declaration of effectiveness by the SEC of a registration statement covering the Common Stock into which the Series A Preferred Stock are convertible. The Series A Preferred Stock will be convertible into Common Stock at per share rate, based upon the stated value of $1.00 per share (the "Conversion Price") equal to the lesser of (i) $6.00 per share of Common Stock or (ii) 80% of the average of the closing bid price of the Common Stock as reported on the OTC Electronic Bulletin Board (or, if available, the closing bid price as quoted on NASDAQ or any other national securities exchange upon which the Common Stock is then listed) over the five trading days prior to conversion. The Conversion Price will in no case be less than $4.00 per share of Common Stock for the first 270 days from December 10, 1997 (the "Minimum Conversion Price"). After such 270 day period, the Minimum Conversion Price will be eliminated. No fractional shares of Common Stock will be issued upon conversion of Series A Preferred Stock; rather, a holder entitled to a fractional share may receive the next higher whole number of shares of Series A Preferred Stock if the fractional share to which such holder is otherwise entitled is equal to 0.5 or greater, or the next lower number of whole shares if the fractional share to which such holder is otherwise entitled is less than 0.5. Instead of applying the rounding formula, the Company, at its election, may pay cash in lieu of any fractional share otherwise issuable upon conversion of Series A Preferred Stock.

       The Company has agreed to file a registration statement with the SEC covering the shares of Common Stock issuable as dividends on the Series A Preferred Stock and upon conversion thereof. The registration statement is to be filed within 90 days of December 10, 1997. If the registration statement is not effective within 150 days of the initial closing date, then the Conversion Price and the Minimum Conversion Price are reduced by 2% off the then-applicable conversion prices. For each additional 30 days (or any fraction of a 30 day period that the registration statement remains ineffective), the applicable conversion price is reduced another 2%. This reduced price then remains in effect for the remaining period during which the Series A Preferred Stock remains outstanding.

Liquidation Rights

       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets is made to holders of Common Stock or any other stock of the Company ranking junior to the shares of Series A Preferred Stock upon liquidation, dissolution or winding up, the holders of Series A Preferred Stock shall receive a liquidation preference of $1.00 per share and shall be entitled to receive all accrued and unpaid dividends through the date of distribution. If, upon such a voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay in full the amounts payable with respect to the Series A Preferred Stock, the holders of the Series A Preferred Stock will share ratably in any such distributions of assets of the Company first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accrued but unpaid dividends. After payment of any liquidation preference and accrued dividends, the shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with or into any other corporation is not deemed to be a liquidation, dissolution or winding up of the Company, provided it is approved by a majority of the Series A Preferred Stock.

Optional Redemption

       The Series A Preferred Stock is subject to redemption in whole or in part at the election of the Company upon not less than 30 nor more than 60 days' notice by mail, at any time up to 270 days following December 10, 1997 if, during such period, the closing bid price of the Common Stock for at least 20 trading days in any consecutive 30 trading day period is less than $4.00 per share. To redeem the Series A Preferred Stock, the Company must pay 118% of the principal amount being redeemed, together with accrued but unpaid dividends owing to the date of redemption. If the 20 day period falls wholly within the last 60 days of the 270 day period, then the Company will have a full 60 days from the end of the 270 day period within which to redeem the Series A Preferred Stock.

       The Company may also redeem any Preferred Stock outstanding after 36 months from December 10, 1997 by payment of $1.00 per share plus all accrued and unpaid dividends to the date of redemption.

       If fewer than all of the shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be pro rata among all shares outstanding. On and after the date fixed for redemption, provided that the redemption price (including any accrued and unpaid dividends to but excluding the date fixed for redemption) has been duly paid or provided for, dividends shall cease to accrue on the Series A Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as shareholders of the Company shall cease, except the right to receive the monies payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

Voting Rights

       The holders of the Series A Preferred Stock will have no voting rights except as described below or as required by law. In exercising any such vote, each outstanding share of Series A Preferred Stock will be entitled to one vote, excluding shares held by the Company or any affiliate of the Company, which shares shall have no voting rights.

       As long as any Series A Preferred Stock is outstanding, the Company may not, without the affirmative vote or consent of the holders of at least 50% (unless a higher percentage shall then be required by applicable law) of the outstanding shares of Series A Preferred Stock amend or repeal any provision of the Company's Articles of Incorporation (including the Designation) or Bylaws which would have the effect of altering, changing or amending the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

       Vote Required

       The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is needed for approval of Proposal 3. Abstentions and broker non-votes will have the same effect as a vote against Proposal 3.

       Each of the Company's officers, directors and 5% owners have executed voting agreements with the Company pursuant to which they have agreed to vote any and all shares they own as of the record date of this meeting in favor of Proposal 3. See "Beneficial Ownership of Common Stock," above.

       Recommendation of the Board of Directors

       The Board of Directors believes that approval of Proposal 3 is in the best interests of the Company and its shareholders. The Board of Directors therefore recommends that the shareholders vote FOR Proposal 3.

PROPOSAL 4: APPROVAL OF AMENDMENTS TO THE COMPANY'S 1992 STOCK OPTION PLAN (THE "PLAN") TO INCREASE THE NUMBER OF SHARES UNDERLYING OPTIONS THAT MAY BE GRANTED UNDER THE PLAN FROM 880,000 TO 2,680,000 SHARES

       The Board of Directors has approved, and recommends that shareholders approve, an amendment to the Company's 1992 Stock Option Plan (the "Plan") that would increase the number of shares of Common Stock underlying options that may be granted under the Plan from its present number of 880,000 shares to 2,680,000 shares.

       The Plan was originally adopted in September 1992 for use in encouraging employees, directors and others in a position to contribute to the success of the Company by granting them a right to participate in the Company through exercise of stock options. In December 1995, the shareholders approved amendments to the Plan which had been previously adopted by the Board of Directors, which were primarily adopted to assure compliance with federal tax and securities laws, but which were also adopted to allow the Plan to better serve the intended purpose of motivating employees, consultants and directors to exert their best efforts on behalf of the Company.

       Reasons for the Proposed Amendment

       The Company has embarked on a vigorous program to expand the business of the Company. As part of that expansion, the Company has brought on new officers and personnel, many of whom it has desired to motivate to contribute to the success of the Company through the grant of stock options. Shareholders had previously approved a total of 880,000 shares of Common Stock for issuance pursuant to options that could be granted under the Plan. As of June 30, 1997, only 190,951 shares remained available for issuance of options under the Plan. Consequently, on August 6, 1997, the Board of Directors adopted an amendment to the Plan to increase the number of shares reserved under it by 1,800,000, to a total of 2,680,000 shares, and approved submission to shareholders for their approval at the next Annual Meeting.

       Description of the Plan

       A description of the Plan is set forth in the foregoing section of this Proxy Statement entitled "Executive Compensation - Stock Option Plan." A copy of the Plan (including the proposed amendment) is included as Exhibit C to this Proxy Statement.

       Options Presently Outstanding under the Plan

       As of November 30, 1997, there were a total of 645,181 options outstanding under the Plan, 263,731 of such options being vested at that date. Of the total options, 222,781 were held by directors (one of whom is also an officer of the Company), 152,400 were held by other executive officers, and 272,400 were held by employees or consultants of the Company. See also "Executive Compensation - Stock Option Plan." The following table sets forth a summary of option grants and outstanding options held by certain persons and the terms of those options. Information is also included regarding the number of options that have been exercised by each person or group.

==================================================================================================================================
                                                    Option Grants                            # of Options
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          # of
            Optionee                                                   Exercise                                         Options
       (Name and Position)            # Shares          Date            Price       Vested         Unvested         Exercised
----------------------------------------------------------------------------------------------------------------------------------
Rod L. Stambaugh,                   75,000            09/16/92             $0.13       -               -                   75,000
President, Director,                80,000            12/05/95             $0.13    70,400          9,600                  -0-
Director-nominee
----------------------------------------------------------------------------------------------------------------------------------
Evon A. Kelly, Chief                 (1)
Executive Officer, Director,
Director-nominee
----------------------------------------------------------------------------------------------------------------------------------
Robert E. Robichaud, Chief          50,000            09/05/97             $3.95     8,000         42,000                 -0-
Financial Officer
----------------------------------------------------------------------------------------------------------------------------------
Raymond J. Mueller, Vice            50,000            11/24/97             $6.34     5,000         45,000                 -0-
President - Operations
----------------------------------------------------------------------------------------------------------------------------------


Current Executive Officers          325,000           09/16/92-            $0.13-    92,900        139,500               92,600
as a Group (6 persons)                                11/24/97             $6.34
==================================================================================================================================
----------------------------------------------------------------------------------------------------------------------------------
Richard A. Barton,                     (2)                                           -             -
Director and Director-
nominee
----------------------------------------------------------------------------------------------------------------------------------
Caesar Berger, Director             20,000            12/05/95             $0.13      -            5,000                 15,000
and Director-nominee                20,000            12/05/96             $0.218    5,000         15,000                 -0-
                                    (2)
----------------------------------------------------------------------------------------------------------------------------------
Alan B. Roberts, Director           35,068            12/05/95             $0.13     -              5,000                30,068
                                    20,000            09/29/96             $0.16     -             10,000                10,000
                                    20,000            09/29/97             $6.15     -             20,000                 -0-
                                    (2)
----------------------------------------------------------------------------------------------------------------------------------
Chester N. Winter,                  47,781            12/05/95             $0.13     42,781        5,000                  -0-
Director and Director-              20,000            02/09/96             $0.13     15,000        5,000                  -0-
nominee                             20,000            02/09/97             $0.125    5,000         15,000                 -0-
                                    (2)
----------------------------------------------------------------------------------------------------------------------------------
Non-Employee Directors as           202,849           12/05/95-            $0.125-   72,781        70,000                60,068
a Group (4 persons)                   (2)             02/09/97             $6.15
==================================================================================================================================
All Employees as a group            575,250           08/24/93-            $0.13-    103,050       169,350              297,800
(3)                                                   11/25/97             $7.41
==================================================================================================================================

      (1) Mr. Kelly was granted a stock option to purchase 600,000 shares of the Company's Common Stock at the time he was hired; however, the option was not granted under the Plan. See "Executive Compensation - Employment Agreements and Change in Control Provisions," above.

      (2) Each non-employee director is entitled to a 20,000 share option grant on the anniversary date of becoming a director. Options grantable to these directors after November 30, 1997, and through the end of the fiscal year ended June 30, 1998, are not included in the table. See "Executive Compensation Director Compensation," above.

      (3) Includes 215,000 options granted to Michael Brisnehan, the former President and Chief Financial Officer of the Company. The options were granted in 1993 (125,000 options) and 1995 (90,000 options) at the exercise price of $.13/share. All of the options have been exercised.

       Need for Shareholder Approval of the Amendment to the Plan

       In order to allow the options that have been issued as incentive stock options to receive the favorable tax treatment such options are allowed, as well as to obtain certain exemptions from Exchange Act Section 16 "short-swing profits" rules that would otherwise apply, shareholders of the Company must approve the amendment to the Plan within twelve months of the date it was adopted by the Board of Directors.

       Vote Required

       Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.
                                      -23-

       Recommendation of the Board of Directors

       The Board of Directors recommends a vote FOR approval of Proposal 4.

PROPOSAL 5: TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

       The Board has selected Price Waterhouse LLP, independent public accountants, as independent auditors for the Company for 1998. A resolution is being submitted to shareholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification, unless instructions to the contrary are indicated therein. Although ratification by shareholders is not a legal prerequisite to the Board's selection of Price Waterhouse LLP as the Company's independent public accountants, the Company believes such ratification to be appropriate. If the shareholders do not ratify the selection of Price Waterhouse LLP, the selection of independent public accountants will be reconsidered by the Board; however, the Board may select Price Waterhouse LLP, notwithstanding the failure of the shareholders to ratify its selection.

       The Board expects that representatives of Price Waterhouse LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

       Price Waterhouse LLP has been the Company's independent public accountants since 1994. During the fiscal year ended June 30, 1997, Price Waterhouse LLP performed audit and other services for the Company including consultations during the year on matters related to accounting, financial reporting and the review of financial and related information that was included in filings with the Securities and Exchange Commission.

       The appointment of auditors is approved annually by the Board.

       Vote Required

       Approval of Proposal 5 requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.

       Recommendation of the Board of Directors

       The Board of Directors recommends a vote FOR approval of Proposal 5.

                                  OTHER MATTERS

       The Board of Directors of the Company knows of no other matters to be presented at the annual meeting other than those described above. However, if any other matters properly come before the meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board of Directors.

                              SHAREHOLDER PROPOSALS

     In accordance with the rules of the Securities and Exchange Commission ("SEC"), any proposal of a shareholder intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company, to the attention of the Secretary, at 2200 Powell Street, Suite 450, Emeryville, California 94608 by September 1, 1998, in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 1998 Annual Meeting. If the Company elects to move the date of the 1998 Annual Meeting more than 30 days from the date of the 1997 Annual Meeting, such proposals must be received by a reasonable time prior to such meeting.

                      ANNUAL REPORT - FINANCIAL STATEMENTS

     A copy of the Company's 1997 Annual Report on Form 10-KSB/A (including Amendments 1 and 2 thereto), including financial statements for the years ended June 30, 1997 and 1996, is being mailed to all shareholders herewith. Except for any portion of the Form 10-KSB/A which is specifically incorporated by reference into this Proxy Statement, neither the Form 10- KSB/A nor the Chief Executive Officer's letter included in the 1997 Annual Report are to be regarded as proxy solicitation material or as a communication by means of which any solicitation is being made. THE COMPANY WILL PROVIDE ANY SHAREHOLDER WITH A COPY OF ANY EXHIBIT TO THE FORM 10-KSB/A PURSUANT TO THE REQUEST PROCEDURE DESCRIBED IN THE FORM 10-KSB/A.

                           INCORPORATION BY REFERENCE

       The following information is incorporated by reference into this Proxy Statement from the Company's Annual report on Form 10-KSB/A for the Fiscal Year ended June 30, 1997: Item 9, under the caption "Compliance with Section 16(a) of the Exchange Act."


                               By Order of the Board of Directors


                               Robert E. Robichaud
                               Assistant Secretary

Dated:   January 5, 1998

                            U.S. Wireless Data, Inc.

                      Appendices to Proxy Statement for the
                       1997 Annual Meeting of Shareholders



Appendix 1:  Form of Proxy Card

Appendix 2:  1997 Annual Report on Form 10-KSB/A (Amendment No. 1)

                            U.S. Wireless Data, Inc.

                       Exhibits to Proxy Statement for the
                       1997 Annual Meeting of Shareholders


A. Articles of Amendment to the Articles of Incorporation Re: Increase in Authorized Common Stock to 40,000,000 Shares (Proposal 2) and Authorization of 15,000,000 Shares of "Blank Check" Preferred Stock (Proposal 3)

B. Articles of Amendment to the Articles of Incorporation Re: Designation of up to 4,000,000 Shares of Series A Cumulative Convertible Preferred Stock (Relating to Proposal 3)

C. 1992 Amended Stock Option Plan, as Proposed to be Further Amended (Relating to Proposal 4)

PROXY                SOLICITED BY THE BOARD OF DIRECTORS OF               PROXY
                            U.S. WIRELESS DATA, INC.

                ANNUAL MEETING OF SHAREHOLDERS - February 6, 1998




     The undersigned hereby appoints Evon A. Kelly and Rod L. Stambaugh, or either of them, attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all the shares of stock of U.S. Wireless Data, Inc., a Colorado corporation, held of record by the undersigned on December 15, 1997, at the Annual Meeting of the Shareholders to be held at 2200 Powell Street, 2nd Floor, Emeryville, California at 2:00 p.m., Pacific Standard Time on February 6, 1998, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5 and in the discretion of the proxy as to such other matters as may properly come before the meeting.

[X] Please mark votes as in this example.
           The Board of Directors recommends a vote FOR Proposals 1,2,3,4 and 5.

1.   Election of Directors

     Nominees:  Evon A. Kelly, Rod L. Stambaugh, Richard S. Barton,
                Caesar Berger, and Chester N. Winter

     FOR ___    WITHHELD  ___    _______________________________________________
                                 FOR all nominees except as stated on line above

2. Approval of amendments to the Company's Articles of Incorporation to increase the number of shares of authorized no par value
     Common Stock to 40,000,000

     FOR __              AGAINST __            ABSTAIN __

3. Approval of amendments to the Company's Articles of Incorporation to authorize up to 15,000,000 shares of no par value Preferred Stock

     FOR  __             AGAINST __           ABSTAIN  __

4.   Approval of Amendment to 1992 Stock Option Plan

     FOR __              AGAINST __           ABSTAIN __
5.   Ratification of Selection of Price Waterhouse LLP as Auditors

     FOR __              AGAINST __           ABSTAIN __

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Please sign exactly as your name appears on the address label afffixed hereto. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.


                                        Date:_____________________________

                                        __________________________________
                                        Signature:
                                        __________________________________
                                        Signature if held jointly:

The following letter to shareholders is included in this filing as supplemental material and is not intended as soliciting material as defined under the Securities Exchange Act of 1934.




                      U.S. Wireless Data, Inc. Letterhead

January 5, 1998




Dear Fellow Shareholders:

I am pleased to report that a solid foundation has been established for the growth of our Company and ultimately, profitability. Over the past six months, we have successfully assembled an experienced management team, executed a joint marketing and operating agreement with GTE Wireless, and completed a critical $3 million private placement to finance our anticipated growth.

With that, I wish to articulate what we view our business mission to be, and how we plan on accomplishing that mission. I also would like to ask for your support as we endeavor to increase shareholder value and make your Company a consistently profitable one.

Strategy and Business Model:

Our mission statement is clear and concise: to deliver the fastest and most cost-effective transaction processing solutions to the marketplace today B wired or wireless. Our strategy to achieve such a mission is also clear.

USWD has developed, tested and is now delivering compelling new proprietary products, programs and standards to the transaction processing and credit card industry utilizing Cellular Digital Packet Data ("CDPD") technology over existing cellular networks. USWD will generate recurring revenue from every transaction processed by merchants who utilize the Company's CDPD wireless solutions. The Company=s strategy will be to deploy its solutions through marketing and partnership agreements with major cellular phone companies, regional and community banks, select independent sales organizations (ISO's), and our own sales force. To that end, USWD has executed CDPD airtime agreements with GTE Mobile Communications, AT&T Wireless Services and Bell Atlantic/NYNEX Mobile and is now able to offer wireless transaction processing solutions in all regions in the continental United States.

USWD's  proprietary  enabling  technology,   TRANZ (TM)  Enabler,   converts  a
merchant's existing dial-up TRANZ Verifone credit-card terminal into a high-speed wireless terminal. It provides merchants with a faster and more cost efficient way to transact business. The wireless transaction takes 3 to 5 seconds versus 11 to 20 seconds with a dial-up service.

Whereas the TRANZ (TM) Enabler is our first product to be nationally launched, I am pleased to inform you that our Company is nearing the completion of a very exciting new wireless product offering that we plan on introducing by March 1998.

Simply put, the markets we are addressing are enormous. The interest from major players in the transaction processing and CDPD industries regarding our current and proposed technologies and product offerings has been nothing short of outstanding. We plan on penetrating these markets aggressively and will settle for nothing short of being the industry leader in wireless transaction processing.

U.S. Wireless Data, Inc.
Letter to Shareholders
January 5, 1998
Page 2

GTE Wireless Joint Marketing Agreement:

On August 25, 1997, USWD announced a joint marketing and operating agreement with GTE Wireless, the wireless business unit of GTE Corp. (NYSE: GTE), to distribute USWD's TRANZ (TM) Enabler wireless credit card processing system using GTE's CDPD network. As of December 8, 1997, USWD had concluded the training of more than 400 GTE Wireless field representatives and GTE Wireless is now marketing the TRANZ (TM) Enabler in all 22 of the metropolitan markets in which they maintain CDPD coverage.

This was the first agreement of its kind that USWD has executed, and we anticipate executing several similar agreements in the first half of 1998. In fact, we are currently in active discussions with additional major cellular companies which maintain CDPD networks throughout the United States, as well as banks and ISO's regarding joint marketing agreements and ventures.

Management Team:

Any company's potential is only as strong as its management team. Beginning in August 1997, USWD began a complete reorganization of its executive management team which now include:

Evon Kelly as CEO. I have held prominent positions with Federal Department Stores and Xerox Corporation where I was manager of the Supply Business Center which generated over $580 million in sales annually, and I directed a national sales force of 400.

Rod Stambaugh as Chairman and President. Rod served as Chief Executive Officer of the Company from October 1996 to August 1997. Prior to U.S. Wireless Data, he held several management positions with U.S. West Cellular.

Robert Robichaud as CFO. Bob previously held several key financial management positions at Triad Systems Corporation and Mohawk Data Sciences Corporation.

Clyde Casciato as Vice President of Sales. Clyde previously held several management positions with Xerox Corporation and AT&T Wireless, the wireless business unit of AT&T Corporation, where he was most recently, Western U.S. Region Sales - Distribution Manager - Wireless Data.

Raymond Mueller as Vice President of Operations. Ray has over 25 years of management experience, including Fortune 100 companies. He held prominent positions with Nicor, Inc., Wilson Learning Company, Borden, Inc., Avon Products and Bristol Meyers.

We have also begun to strengthen our Board with the addition of Richard Barton. Richard maintains an outstanding resume having ended a distinguished 24-year career at Xerox Corporation in 1995, where he held such key positions as President, United States Customer Operations, President, Chairman and CEO of
Xerox Canada, and Executive Assistant to the President, Chairman and CEO of Xerox Corporation. Richard currently serves on the Boards of both Avon Products (NYSE: AVP) and the United States Chamber of Commerce.

U.S. Wireless Data, Inc.
Letter to Shareholders
January 5, 1998
Page 3

Under the direction of Clyde Casciato, we have grown our sales staff to more than 40 sales and marketing representatives across the U.S. and plan to hire an additional 60 sales reps over the next four months.

On a final note regarding your management team, I have been singularly impressed with Rod Stambaugh, the Company's Chairman and President and the only remaining officer from the Company's original team when it completed its initial public offering. Rod maintains an outstanding reputation within the transaction processing industry and plays a pivotal role in securing key agreements that should make our goals attainable.

Financial Condition:

The Company announced on December 11, 1997 that it had concluded a private placement pursuant to Regulation D of the Securities Act of 1933 by which the Company raised gross proceeds of approximately $3,000,000. The instrument gives the holder the right to convert principal and interest into shares of USWD 's common stock in the future at 80% of market price, but not lower than $4 per share for the first 270 days and no higher than $6 per share. The investment instrument carries an 8% coupon, which drops to a 4% coupon once the underlying shares of common stock are registered with the Securities and Exchange Commission. The investment also provides the Company with certain limited redemption privileges.

The proceeds will primarily be used as working capital to fund the national launch of the Company's proprietary wireless transaction processing solutions and to replay existing obligations. As the Company did not have provisions for any convertible preferred stock within its existing capital structure, the instrument was issued as convertible debt. One of the items on which you have been asked to vote in the enclosed proxy is for the creation of a preferred stock so as to enable the Company to immediately convert this private placement from debt to an equity-based security. Other critically important items on which you have been asked to vote include approving:

Amendments to the Company's Articles of Incorporation to increase the number of shares of authorized no par value Common Stock to 40,000,000 shares; and

An amendment to the Company's 1992 Stock Option Plan to increase the number of shares available for issuance under the Plan to 2,680,000 shares.

I strongly urge you to approve these measures which are central to the continued viability and growth of your Company.

Various statements contained in this letter to shareholders include forward-looking statements that involve a number of risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by the forward-looking statement. These risks and uncertainties include the Company's lack of profitability, need to manage its growth, and other risks detailed from time to time in the Company's SEC reports.

U.S. Wireless Data, Inc.
Letter to Shareholders
January 5, 1998
Page 4

Summary:

Our plan is to build USWD into the premier player within the wireless transaction processing industry. As a result of building the infrastructure during the second half of calendar 1997, we are positioned to extend our national launch of the TRANZ (TM) Enabler into all major markets in the United States. We anticipate procuring additional joint marketing partners for our products, introducing new and innovative products and solutions into the marketplace, and extending our target markets to include those outside the United States.

Whereas the Company today is in a position of incurring losses, it is our goal to have the Company become profitable sometime during the calendar year 1998 and beyond. There are many challenges ahead as we continue to implement our plans and strategies, but management believes it is prepared to meet these challenges to ensure the success of your Company.

I would like to thank you for your support as we move into what will be the most challenging of times as well as the most exciting of times. Together we are building an organization to provide superior products and services to our customers. In the long run, this is the only way to create real shareholder value and ensure the success of your Company. I wish you a healthy and prosperous 1998.

Very truly yours,




Evon A. Kelly
Chief Executive Officer

EAK/ml

Enclosures